UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: August 20, 2013

Commission file number 1-10948

OFFICE DEPOT, INC.

(Exact name of registrant as specified in its charter)

Delaware	59-2663954
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

6600 North Military Trail, Boca Raton, FL	33496
(Address of principal executive offices)	(Zip Code)

(561) 438-4800

(Registrant’s telephone number, including area code)

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement.

On August 20, 2013, Office Depot, Inc. (“Office Depot” or the “Company”) entered into a Settlement Agreement (the “Settlement Agreement”) with Starboard Value LP (together with its affiliates and related parties, “Starboard”) terminating the previously pending proxy contest relating to the election of directors to the Board of Directors (the “Board”) of the Company at the 2013 annual meeting of shareholders (the “2013 Annual Meeting”). Pursuant to the Settlement Agreement, the Company, among other things, agreed to (i) accept the resignation from the Board of Marsha J. Evans and W. Scott Hedrick, (ii) increase the size of the Board from ten (10) to eleven (11) members, (iii) appoint Cynthia T. Jamison, Jeffrey C. Smith and Joseph S. Vassalluzzo (the “Agreed Nominees”) to fill the vacancies occurring due to the increase of the Board and the agreed resignations of Marsha J. Evans and W. Scott Hedrick and (iv) cause Jeffrey Smith and Joseph Vassalluzzo to be designated to the board of the ongoing company in the event the merger with OfficeMax is consummated.

Pursuant to the Settlement Agreement, Starboard agreed, among other things (i) to cease, and cause its affiliates to cease, any and all solicitation efforts in connection with the 2013 Annual Meeting, (ii) not to vote, deliver or otherwise use any gold proxies that it may have received through the date of the 2013 Annual Meeting in connection with its proxy solicitation and (iii) to cause all shares of the Company’s common stock which it is entitled to vote at the 2013 Annual Meeting to be present, in person or by proxy, at the 2013 Annual Meeting and to vote all such shares of common stock in favor of the election of each of the members of the Board nominees agreed to with the Company.

Following the appointment of the Agreed Nominees, the Board will appoint a non-executive, lead director. Furthermore, as a result of the resignation of Marsha J. Evans from the CEO Search Committee, the Company has agreed to take all actions to cause Joseph Vassalluzzo to be appointed to fill such vacancy.

Additionally, each party agreed to release and discharge each of the other party’s controlling persons, officers, directors, shareholders, agents, affiliates, employees, partners, attorneys, heirs, assigns, executors, administrators, predecessors and successors, past and present (each, a “Released Person”) from all claims, actions, causes of actions, whether, known or unknown, suspected or unsuspected, anticipated or unanticipated, past, present or future that such party may have against the other’s Released Persons of any type or in any capacity that are based upon facts that have occurred from the beginning of time through and including the date of the 2013 Annual Meeting.

Each of the Company and Starboard also agreed not to disparage the Released Persons of the other party.

The Board authorized the reimbursement to Starboard of the reasonable and documented out-of-pocket expenses (including legal expenses) incurred in connection with the filing of the complaint in the Delaware Court of Chancery, pursuant to Section 211 of the Delaware General Corporation Law, to compel the Company to hold the 2013 Annual Meeting and in connection with the previously pending proxy contest, including the negotiation and execution of the Settlement Agreement, in any case not to exceed $800,000.

A copy of the Settlement Agreement is filed with this Form 8-K and attached hereto as Exhibit 10.1. The foregoing description of the Settlement Agreement is qualified in its entirety by reference to the full text of the Settlement Agreement, which is incorporated by reference hereto.

On August 20, 2013, the Company issued a press release announcing the signing of the Settlement Agreement. Attached heretofore as Exhibit 99.1 and incorporated by reference is a copy of the press release.

ITEM 9.01. Financial Statements and Exhibits.

Exhibit 10.1	Settlement Agreement, dated August 20, 2013 between Office Depot, Inc. and Starboard Value L.P (and entities listed on Exhibit A of the Settlement Agreement).

Exhibit 99.1	Press release of Office Depot, Inc. dated August 20, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OFFICE DEPOT, INC.

Date:	August 21, 2013	By:	/S/ ELISA D. GARCIA C.
Elisa D. Garcia C.
Executive Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit 10.1	Settlement Agreement, dated August 20, 2013 between Office Depot, Inc. and Starboard Value L.P (and entities listed on Exhibit A of the Settlement Agreement).

Exhibit 99.1	Press release of Office Depot, Inc. dated August 20, 2013.